                                                                    EXHIBIT 99.1

GRAY
Television, Inc.



                                  NEWS RELEASE

                         GRAY REPORTS OPERATING RESULTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003


         ATLANTA, GEORGIA - MAY 13, 2003 . . . GRAY TELEVISION, INC. (NYSE: GTN) today announced its results for the three months ("first quarter") ended March 31, 2003.

SUMMARY HIGHLIGHTS

         For the three months ended March 31, 2003 the Company reported:

                  Total net revenue of $65.0 million;

                  Broadcast net revenue of $52.6 million;

                  Broadcast Media Cash Flow of $18.7 million (see Note 3) and

                  Operating Cash Flow of $19.8 million (see Note 3).

         These results generally exceeded previously issued guidance for the first quarter of 2003.

         Total debt outstanding at March 31, 2003 was $656.5 million compared to $658.2 million at December 31, 2002. The Company's cash balance was $22.3 million at March 31, 2003 compared to $12.9 million at December 31, 2002.

         The Company's net leverage ratio was 5.65 times at March 31, 2003, compared to 5.73 times at December 31, 2002. The net leverage ratio is calculated by dividing debt, net of cash on hand, by the trailing twelve month adjusted Operating Cash Flow (see Notes 1 & 3).

         The Company recorded net income of $0.2 million for the three months ended March 31, 2003 compared to a net loss of $38.0 million in the first quarter of 2002.

         On October 25, 2002 the Company completed its acquisition of Stations Holding Company, Inc. ("Stations Holding") and acquired 15 network affiliated television stations serving 13 television markets. Effective with the completion of the transaction, Stations Holding changed its name to Gray MidAmerica Television, Inc. ("Gray MidAmerica Television"). On December 18, 2002 the Company completed its acquisition of KOLO-TV, the ABC affiliate serving Reno, Nevada. Both acquisitions are collectively referred to as the "2002 Acquisitions".

         The Company has provided information on its operating results on an actual "as reported(1)" basis which incorporates the results of operations for these acquisitions as of the respective acquisition dates. The Company has also provided information on its operating results on an "as adjusted (1)" basis which gives effect to the 2002 Acquisitions as if they had occurred on January 1, 2002 (see Note 1).


                   4370 Peachtree Road, NE * Atlanta, GA 30319
                       (404) 504-9828 * Fax (404) 261-9607

COMMENTS ON AN "AS REPORTED (1)" BASIS FOR THE QUARTER ENDED MARCH 31, 2003 COMPARED TO THE QUARTER ENDED MARCH 31, 2002

         Revenues. Total revenues for the three months ended March 31, 2003 increased 73% to $65.0 million as compared to the same period of the prior year.

         - Broadcasting revenues increased 107% to $52.6 million. The primary reason for the increase in revenues was due to the 2002 Acquisitions. The acquired stations had revenue of $27.5 million in the first quarter of 2003. For the television stations that were owned continuously for the quarters ended March 31, 2002 and 2003, revenue decreased 1%. A local revenue increase of 2% was offset by a decrease in national revenue of 3%, a decrease in political revenue of $399,000 and decreased network revenue. National advertising revenue decreased, in part, due to uncertainties surrounding the War with Iraq.

         - Publishing revenues increased 3% to $10.4 million. Retail advertising revenue increased 6%. Classified advertising revenue and circulation revenue were consistent with that of the prior year.

         Operating expenses. Operating expenses increased 82.3% to $53.3 million.

         - Broadcasting expenses, before depreciation and amortization, increased 125% to $34.9 million. The primary reason for the increase in broadcast expenses was due to the 2002 Acquisitions. The acquired stations had broadcast expense of $18.5 million in the first quarter of 2003. For the television stations that were owned continuously for the quarters ended March 31, 2002 and 2003, broadcast expenses increased 6% reflecting increased payroll and related benefits expense increases of $721,000 including $216,000 of non-cash expenses relating to Company contributions to its 401(k) plan. Broadcasting depreciation and amortization expense for the quarter was $6.3 million.

         - Publishing expenses, before depreciation and amortization, increased 1% to $7.8 million with decreased newsprint expense partially offsetting increase in other operating expenses. Publishing depreciation and amortization expense for the quarter was $372,000.


COMMENTS ON AN "AS ADJUSTED(1)" BASIS FOR THE QUARTER ENDED MARCH 31, 2003 COMPARED TO THE QUARTER ENDED MARCH 31, 2002

         The following comments give effect to the acquisitions of Gray MidAmerica Television and KOLO-TV as if each had occurred on January 1, 2002. Operating results for the Company's publishing and paging operations were not affected by the 2002 Acquisitions.

         Adjusted Broadcasting Revenues. Adjusted broadcasting revenues decreased 1% to $52.6 million. An increase in local revenue of 1% was offset by a decrease in political advertising revenue of $167,000 and decreases in network and other production revenues.


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 2 of 11

National advertising revenue, while consistent with the results for 2002 was, in part, negatively affected by uncertainties surrounding the War with Iraq. This decrease in national advertising revenue also reflects that in the first quarter of 2002, the Company earned approximately $2.2 million of adjusted broadcast revenues from advertising associated with broadcasts of the 2002 Winter Olympics while there was no similar event broadcast during 2003.

         Adjusted Broadcasting Expenses Before Depreciation And Amortization. Adjusted broadcasting operating expenses before depreciation and amortization increased 3% to $34.9 million. Increases in payroll and other compensation expenses were partially offset by decreases in the cost of syndicated programming and other operating costs. The 2003 payroll costs include $665,000 of non-cash expenses relating to contributions to the Company's 401(k) plan.


NON-GAAP MEASURES (SEE NOTE 3)

         Media Cash Flow. On an as reported(1) basis, Total Media Cash Flow increased 65% to $21.9 million and broadcasting Media Cash Flow increased 85% to $18.7 million for the three months ended March 31, 2003 compared to the same period of the prior year primarily reflecting the impact of the 2002 Acquisitions. Publishing Media Cash Flow increased 9% to $2.8 million primarily reflecting the combination of increased revenues and operating expenses discussed above.

         On an adjusted basis Media Cash Flow decreased 1% to $21.9 million for the three months ended March 31, 2003 compared to the same period of the prior year. Adjusted broadcasting Media Cash Flow decreased 2% to $18.7 million primarily reflecting the absence of any Olympic broadcasts in the first quarter of 2003 and the cyclical decline in political revenues.

         Operating Cash Flow. Total Operating Cash Flow increased 61% to $19.8 million for the three months ended March 31, 2003 compared to the same period of the prior year primarily reflecting the impact of the 2002 Acquisitions. On an adjusted basis for the same three month period, Operating Cash Flow decreased 2% primarily reflecting the decrease in adjusted broadcasting Media Cash Flow discussed above. For the twelve months ended March 31, 2003 Operating Cash Flow on an adjusted basis was $112.2 million compared to $112.7 million for the twelve months ended December 31, 2002.

         Free Cash Flow. Free Cash Flow for the three months ended March 31, 2003 was $2.4 million compared to a negative $2.1 million for the same period of 2002 and the increase primarily reflects the impact of the 2002 Acquisitions.



DIGITAL TELEVISION CONVERSION AND OTHER CAPITAL EXPENDITURES

         The Company is currently broadcasting a digital signal at 16 of its 29 stations. The Company currently intends to have all such required installations completed as soon as practicable. The FCC required that all commercial stations be operational by May of 2002.


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 3 of 11

As necessary, the Company has requested and received approval from the FCC to extend the May 2002 deadline by varying periods of time for all of the Company's remaining stations that are not currently broadcasting in digital. Given the Company's good faith efforts to comply with the existing deadline and the facts specific to each extension request, the Company believes the FCC will grant any further deadline extension requests that become necessary.

         For the three months ended March 31, 2003, the Company paid in cash approximately $2.0 million in capital expenditures toward the cost of digital television broadcast systems. The Company currently anticipates total cash expenditures for digital television broadcast systems of approximately $12.0 million and $10.5 million in 2003 and 2004, respectively.

         For the full year of 2003, the Company currently anticipates that the aggregate cash payments with respect to capital expenditures, including digital television broadcast systems, will range between $18.0 million and $19.0 million. Included in this amount are anticipated expenditures of approximately $2.0 million for certain real estate which includes a broadcast tower in Florida and approximately $750,000 for certain anticipated leasehold improvements, associated production equipment and furnishings relating to a new operating facility for the Gwinnett Daily Post newspaper.


GUIDANCE FOR SECOND QUARTER OF 2003

         The Company currently anticipates that total net revenues for the second quarter of 2003 will range between $76.0 million and $77.0 million. We believe total Operating Cash Flow for the second quarter of 2003 will range between $29.0 million and $30.0 million.

         We also believe our broadcast net revenues for the second quarter of 2003 will range between $63.0 million and $64.0 million and broadcast Media Cash Flow will range between $27.0 million and $28.0 million

         The Company estimates second quarter 2003 publishing revenues and publishing Media Cash Flow will be generally consistent with the results reported for the second quarter of 2002.



FOR INFORMATION CONTACT:
BOB PRATHER                                   JIM RYAN
PRESIDENT AND CHIEF OPERATING OFFICER         SENIOR V. P. AND CHIEF FINANCIAL OFFICER
(404) 266-8333                                (404) 504-9828

WEB SITE:  www.graytvinc.com


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 4 of 11

CONFERENCE CALL INFORMATION

         Gray Television, Inc. will host a conference call to discuss its first quarter operating results on Tuesday, May 13, 2003. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is (888) 789-0089. The call will be webcast live and available for replay at www.graytvinc.com. The taped replay of the conference call will be available at (866) 518-1010 until May 20, 2003.


THE COMPANY

         Gray Television, Inc. is a communications company headquartered in Atlanta, Georgia, and currently owns 29 television stations serving 25 television markets. The stations include 15 CBS affiliates, seven NBC affiliates and seven ABC affiliates. Gray Television, Inc. has 22 stations ranked #1 in local news audience and 22 stations ranked #1 in overall audience within their respective markets based on the results of the Nielsen November 2002 ratings reports. The TV station group reaches approximately 5.3% of total U.S. TV households. The Company also owns four daily newspapers, three in Georgia and one in Indiana.


SUMMARY FINANCIAL TABLES

Summary Tables of Operating Results for the Three Months Ended March 31, 2003 and 2002 follow beginning on the next page.


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 5 of 11

                            GRAY TELEVISION, INC.
            (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

                                                                                               AS REPORTED(1)
SELECTED OPERATING DATA:                                                                 THREE MONTHS ENDED MARCH 31,
                                                                                  --------------------------------------------
                                                                                                                           %
                                                                                    2003               2002             CHANGE
                                                                                  --------           --------           ------
OPERATING REVENUES
    Broadcasting (less agency commissions)                                        $ 52,601           $ 25,453             107%
    Publishing                                                                      10,397             10,143               3%
    Paging                                                                           1,977              2,009              (2)%
                                                                                  --------           --------
    TOTAL OPERATING REVENUES                                                        64,975             37,605              73%
                                                                                  --------           --------
EXPENSES
    Operating expenses before depreciation and amortization
      Broadcasting                                                                  34,898             15,481             125%
      Publishing                                                                     7,755              7,651               1%
      Paging                                                                         1,469              1,383               6%
      Corporate and administrative                                                   2,136              1,000             114%
    Depreciation and amortization                                                    7,052              3,733              89%
                                                                                  --------           --------
    TOTAL EXPENSES                                                                  53,310             29,248              82%
                                                                                  --------           --------
Operating income                                                                    11,665              8,357              40%
Miscellaneous income, net                                                               65                 38              71%
Appreciation in value of derivatives, net                                              -0-                389            (100)%
Interest expense                                                                   (11,270)            (8,965)             26%
Loss on early extinguishment of debt                                                   -0-            (11,275)           (100)%
                                                                                  --------           --------
INCOME (LOSS) BEFORE INCOME TAXES AND
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                             460            (11,456)             NA
Income tax expense (benefit)                                                           289             (4,003)             NA
                                                                                  --------           --------
NET INCOME (LOSS) BEFORE CUMULATIVE
    EFFECT OF ACCOUNTING CHANGE                                                        171             (7,453)             NA
Cumulative effect of accounting change, net of $8,873 income tax benefit               -0-            (30,592)             NA
                                                                                  --------           --------
NET INCOME (LOSS)                                                                      171            (38,045)             NA
Preferred dividends                                                                    822                154             434%
                                                                                  --------           --------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                                         $   (651)          $(38,199)            (98)%
                                                                                  ========           ========

BASIC AND DILUTED PER SHARE INFORMATION:
    Net loss before cumulative effect of
      accounting change available to common stockholders                          $  (0.01)          $  (0.49)            (97)%
    Cumulative effect of accounting change, net of income taxes                        -0-              (1.95)             NA
                                                                                  --------           --------
    Net loss per share available to common stockholders                           $  (0.01)          $  (2.44)            (99)%
                                                                                  ========           ========
    Weighted average shares outstanding                                             50,327             15,647             222%

POLITICAL REVENUE                                                                 $    741           $    760              (3)%

CAPITAL EXPENDITURES                                                              $  3,730           $  5,244             (29)%

MEDIA CASH FLOW(3):
    Broadcasting                                                                  $ 18,657           $ 10,101              85%
    Publishing                                                                       2,754              2,535               9%
    Paging                                                                             529                638             (17)%
                                                                                  --------           --------
    Consolidated                                                                  $ 21,940           $ 13,274              65%
                                                                                  ========           ========

MEDIA CASH FLOW(3) MARGINS:
    Broadcasting                                                                        35%                40%
    Publishing                                                                          26%                25%
    Paging                                                                              27%                32%
    Consolidated                                                                        34%                35%

OPERATING CASH FLOW(3)                                                            $ 19,804           $ 12,274              61%

TRAILING 12 MONTH OPERATING CASH FLOW(3)                                          $ 81,814           $ 51,202              60%


SELECTED BALANCE SHEET DATA:                                                     MARCH 31,         DECEMBER 31,
                                                                                    2003               2002
                                                                                 ---------         ------------
Cash and cash equivalents                                                         $ 22,294           $ 12,915
Total Debt(2)                                                                      656,478            658,220
Total debt net of cash                                                             634,184            645,305


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 6 of 11

                             GRAY TELEVISION, INC.
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)


                                                                                                   AS ADJUSTED(1)
SELECTED OPERATING DATA:                                                                  THREE MONTHS ENDED MARCH 31,
                                                                                  ---------------------------------------------
                                                                                                                          %
                                                                                    2003               2002             CHANGE
                                                                                  --------           --------          --------
OPERATING REVENUES
    Broadcasting (less agency commissions)                                        $ 52,601           $ 53,162              (1)%
    Publishing                                                                      10,397             10,143               3%
    Paging                                                                           1,977              2,009              (2)%
                                                                                  --------           --------
    TOTAL OPERATING REVENUES                                                        64,975             65,314              (1)%
                                                                                  --------           --------
EXPENSES
    Operating expenses before depreciation and amortization
      Broadcasting                                                                  34,898             33,930               3%
      Publishing                                                                     7,755              7,651               1%
      Paging                                                                         1,469              1,383               6%
      Corporate and administrative                                                   2,136              1,960               9%
    Depreciation and amortization                                                    7,052              5,594              26%
                                                                                  --------           --------
    TOTAL EXPENSES                                                                  53,310             50,518               6%
                                                                                  --------           --------
Operating income                                                                    11,665             14,796             (21)%
Miscellaneous income, net                                                               65                 38              71%
Appreciation in value of derivatives, net                                              -0-                389            (100)%
Interest expense                                                                   (11,270)           (13,382)            (16)%
Loss on early extinguishment of debt                                                   -0-            (11,275)             NA
                                                                                  --------           --------
INCOME (LOSS) BEFORE INCOME TAXES AND
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                             460             (9,434)             NA
Income tax expense (benefit)                                                           289             (3,235)             NA
                                                                                  --------           --------
NET INCOME (LOSS) BEFORE CUMULATIVE
    EFFECT OF ACCOUNTING CHANGE                                                        171             (6,199)           (103)%
Cumulative effect of accounting change, net of $8,873 income tax benefit               -0-            (30,592)             NA
                                                                                  --------           --------
NET INCOME (LOSS)                                                                      171            (36,791)             NA
Preferred dividends                                                                    822                154             434%
                                                                                  --------           --------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                                         $   (651)          $(36,945)            (98)%
                                                                                  ========           ========

BASIC AND DILUTED PER SHARE INFORMATION:
    Net loss before cumulative effect of
      accounting change available to common stockholders                          $  (0.01)          $  (0.13)            (90)%
    Cumulative effect of accounting change, net                                        -0-              (0.61)             NA
                                                                                  --------           --------
    Net loss per share available to common stockholders                           $  (0.01)          $  (0.74)            (98)%
                                                                                  ========           ========
    Weighted average shares outstanding                                             50,327             50,147               0%

POLITICAL REVENUE                                                                 $    741           $    908             (18)%

MEDIA CASH FLOW(3):
    Broadcasting                                                                  $ 18,657           $ 19,079              (2)%
    Publishing                                                                       2,754              2,535               9%
    Paging                                                                             529                638             (17)%
                                                                                  --------           --------
    Consolidated                                                                  $ 21,940           $ 22,252              (1)%
                                                                                  ========           ========

MEDIA CASH FLOW(3) MARGINS:
    Broadcasting                                                                        35%                36%
    Publishing                                                                          26%                25%
    Paging                                                                              27%                32%
    Consolidated                                                                        34%                34%

OPERATING CASH FLOW(3)                                                            $ 19,804           $ 20,292              (2)%

TRAILING 12 MONTH OPERATING CASH FLOW(3)                                          $112,169                 NA


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 7 of 11

NOTES

Note 1.  "As Reported(1)" and "As Adjusted"

Information in this earnings release has been presented under two different methods: as reported and as adjusted. The as reported basis of presentation gives effect to the acquisitions as of their respective acquisition dates. The as adjusted presentation gives effect to the acquisitions of Stations Holding on October 25, 2002 and KOLO-TV on December 18, 2002 as if each had occurred on January 1, 2002. Accordingly, the adjusted presentation combines the Company's historical results of operations with the respective acquired operation's historical pre-acquisition operating results. Certain amounts of corporate overhead were eliminated in the adjusted presentation. Depreciation and amortization expense in the adjusted presentation give effect to accounting for the respective acquisitions. Adjusted income tax expense or benefit assumes an effective tax rate of 38% on the adjusted incremental net pre-tax income or loss. Adjusted interest expense and shares outstanding give effect to the Company's issuance of additional debt and common equity to finance, in part, the acquisitions.

An unaudited reconciliation between the as reported and the as adjusted condensed consolidated statements of operations for the three months ended March 31, 2002 follows (in thousands):

                                                                        THREE MONTHS ENDED MARCH 31, 2002
                                                                     --------------------------------------
                                                                        AS          EFFECT OF         AS
                                                                     REPORTED     ACQUISITIONS     ADJUSTED
                                                                     --------     ------------     --------

Total operating revenues                                             $ 37,605       $ 27,709       $ 65,314
                                                                     --------       --------       --------
Operating expenses before depreciation and amortization                25,515         19,409         44,924
Depreciation and amortization                                           3,733          1,861          5,594
                                                                     --------       --------       --------
Total expenses                                                         29,248         21,270         50,518
                                                                     --------       --------       --------
Operating income                                                        8,357          6,439         14,796
Miscellaneous income, net                                                  38            -0-             38
Appreciation in value of derivatives, net                                 389            -0-            389
Interest expense                                                       (8,965)        (4,417)       (13,382)
Loss on early extinguishment of debt                                  (11,275)           -0-        (11,275)
                                                                     --------       --------       --------
Income (loss) before income taxes and cumulative effect of
   accounting change                                                  (11,456)         2,022         (9,434)
Income tax expense (benefit)                                           (4,003)           768         (3,235)
                                                                     --------       --------       --------
Net income (loss) before cumulative effect of accounting change        (7,453)         1,254         (6,199)
Cumulative effect of accounting change, net of $8,873 income
   tax benefit                                                        (30,592)           -0-        (30,592)
                                                                     --------       --------       --------
Net income (loss)                                                     (38,045)         1,254        (36,791)
Preferred dividends                                                       154            -0-            154
                                                                     --------       --------       --------
Net income (loss) available to common stockholders                   $(38,199)      $  1,254       $(36,945)
                                                                     ========       ========       ========

Basic and diluted weighted average shares outstanding                  15,647         34,500         50,147


Note 2.  Debt

Total debt as of March 31, 2003 and December 31, 2002 does not include $1.3 million of unamortized debt discount on the Company's 9 1/4% Senior Subordinated Notes due March 2011.


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 8 of 11

Note 3.  Non-GAAP Measures

The terms Media Cash Flow, Operating Cash Flow and Free Cash Flow are non-GAAP measures which the Company believes are commonly used in the broadcast industry as measures of operating performance, valuation and a company's ability to service debt. These terms are defined below. Media Cash Flow, Operating Cash Flow and Free Cash Flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers income from operations, a GAAP performance measure, contained in the statement of operations and net cash provided by operating activities, a GAAP liquidity measure, contained in the statement of cash flows to be the most comparable GAAP measures. Accordingly, the Company has provided a reconciliation of Media Cash Flow, Operating Cash Flow and Free Cash Flow to operating income and net cash provided by operating activities. Such reconciliation is included in this release and is available on the Company's web site at www.graytvinc.com.


Media Cash Flow is defined as operating income, plus depreciation and amortization (including amortization of program broadcast rights), loss on early extinguishment of debt, non-cash compensation and corporate overhead, less payments for program broadcast obligations.

Operating Cash Flow is defined as Media Cash Flow less corporate overhead.

Free Cash Flow is defined as Operating Cash Flow less:

1. interest expense, excluding non-cash amortization of bond discounts and deferred financing costs;

2.       dividends;

3.       cash capital expenditures and

4.       cash paid for taxes, net of refunds.


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 9 of 11

                              GRAY TELEVISION, INC.

 RECONCILIATION OF AS REPORTED NET CASH PROVIDED BY OPERATING ACTIVITIES TO AS
                          ADJUSTED OPERATING CASH FLOW

                                 (IN THOUSANDS)


                                                                                THREE MONTHS ENDED
                                                                                     MARCH 31,
                                                                             -----------------------
                                                                                2003           2002
                                                                             --------       --------
 Net cash provided by operating activities                                   $ 22,989       $    266
   Adjustments to reconcile net cash provided by operating
    activities to net income (loss):
     Depreciation                                                              (5,190)        (3,627)
     Amortization of intangible assets                                         (1,862)          (106)
     Amortization of deferred loan costs                                         (426)          (353)
     Amortization of bond discount                                                (36)           (36)
     Amortization of directors' restricted stock award                            (21)           -0-
     Amortization of program broadcast rights                                  (2,693)        (1,321)
     Write-off loan acquisition costs from early extinguishment of debt           -0-         (3,030)
     Payments for program broadcast rights                                      2,404          1,321
     Supplemental employee benefits                                                18             23
     Common Stock contributed to 401(k) Plan                                     (868)          (194)
     Deferred income taxes                                                       (374)         3,560
     Appreciation in value of derivatives, net                                    -0-            389
     Intangible adjustment, net                                                   -0-        (30,592)
     Gain (loss) on asset sales                                                   (13)            16
     Changes in operating assets and liabilities:
       Receivables, inventories and other current assets                       (9,172)        (3,904)
       Accounts payable and other current liabilities                          (4,585)          (457)
                                                                             --------       --------
 Net income (loss)                                                                171        (38,045)
   Adjustments to reconcile net income (loss) to operating income:
     Appreciation in value of derivatives, net                                    -0-           (389)
     Miscellaneous income, net                                                    (65)           (38)
     Interest expense                                                          11,270          8,965
     Loss on early extinguishment of debt                                         -0-         11,275
     Federal and state income tax expense (benefit)                               289         (4,003)

     Cumulative effect of accounting change, net of income tax
      benefit of $8,873                                                           -0-         30,592
                                                                             --------       --------
 Operating income                                                              11,665          8,357
   Adjustments to reconcile operating income to Media Cash Flow:
     Amortization of program broadcast rights                                   2,693          1,321
     Depreciation and amortization of intangible assets                         7,052          3,733
     Corporate and administrative expenses                                      2,136          1,000
     Common Stock contributed to 401(k) Plan excluding corporate
      401(k) contributions                                                        798            184
     Payments for program broadcast rights                                     (2,404)        (1,321)
                                                                             --------       --------
 Media Cash Flow                                                               21,940         13,274
   Adjustments to reconcile Media Cash Flow to Operating Cash Flow:
     Corporate and administrative expenses                                     (2,136)        (1,000)
                                                                             --------       --------
 Operating Cash Flow (as reported)                                             19,804         12,274
 Adjustments to reconcile As Reported Operating Cash Flow to
  Adjusted Operating Cash Flow:

     2002 Acquisitions                                                            -0-          8,018
                                                                             --------       --------
Operating Cash Flow (as adjusted)                                            $ 19,804       $ 20,292
                                                                             ========       ========


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 10 of 11

                              GRAY TELEVISION, INC.
 RECONCILIATION OF AS REPORTED OPERATING CASH FLOW TO AS REPORTED FREE CASH FLOW
                                 (IN THOUSANDS)

                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                             -----------------------
                                                                                               2003           2002
                                                                                             --------       --------
Operating Cash Flow (as reported)                                                            $ 19,804       $ 12,274
  Adjustments to reconcile Operating Cash Flow (as reported) to Free Cash Flow:
    Interest expense excluding non-cash amortization bond discounts and financing costs       (10,845)        (8,612)
    Common and preferred cash dividends                                                        (1,807)          (467)
    Capital expenditures                                                                       (3,730)        (5,244)
    Cash paid for income taxes, net of refunds received                                        (1,006)           (10)
                                                                                             --------       --------
Free Cash Flow (as reported)                                                                 $  2,416       $ (2,059)
                                                                                             ========       ========


CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT

     The preceding comments on Gray's current expectations of operating results for the second quarter of 2003 and its capital expenditure plans for the full year of 2003 are "forward looking" for purposes of the Private Securities Litigation Reform Act of 1995. Actual results of operations are subject to a number of risks and may differ materially from the current expectations discussed in this press release. See the Company's annual report on Form 10K for a discussion of risk factors that may affect the Company.


Gray Television, Inc.
Earnings Release for the Three Months Ended March 31, 2003         Page 11 of 11